                                                                   EXHIBIT 23(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports on Axsys Technologies, Inc. and to all references to our Firm included in or made a part of this registration statement.

New York, New York
September 17, 1997

                                          Arthur Andersen LLP

                                          /s/ Arthur Andersen LLP